UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): December 21, 2006

MORGAN STANLEY CAPITAL I INC., (as
depositor under the Pooling and Servicing
Agreement, dated as of December 1, 2006,
providing for the issuance of the Morgan Stanley
Mortgage Loan Trust 2006-17XS, Mortgage Pass-
Through Certificates, Series 2006-17XS).
MORGAN STANLEY CAPITAL I INC.

(Exact name of registrant as specified in charter)

Delaware	333-130684-20	13-3291626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, 2nd Floor - New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 761-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01. Other Events.

Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Morgan Stanley Capital I Inc. (the “Company”) is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its Mortgage Loan Trust 2006-17XS, Mortgage Pass-Through Certificates, Series 2006-17XS (the “Certificates”).

Incorporation of Certain Documents by Reference

In connection with the issuance of the Certificates, the Company is filing herewith the consent of PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm of MBIA Inc., to being named as “experts” and the incorporation by reference of their report in the prospectus supplement relating to the issuance of the Certificates. The consent of PwC is attached hereto as Exhibit 23.1.

The consolidated financial statements of MBIA Inc. included in, or as exhibits to, the Form 10-K filed on March 8, 2006 by MBIA, (including the report dated March 8, 2006 relating to MBIA and Subsidiaries as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, which appears as an exhibit to such Form 10-K) are incorporated by reference in the prospectus supplement relating to the Company’s Certificates, have been incorporated into the prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of MBIA Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006	MORGAN STANLEY CAPITAL I, INC. By: /s/ Valerie Kay __ Name: Valerie Kay Title: Executive Director

Exhibit Index

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of MBIA Inc.